Calculation of Filing Fee Tables
S-8
MEDICAL PROPERTIES TRUST INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $.001 par value	Other	12,000,000	$ 4.60	$ 55,200,000.00	0.0001381	$ 7,623.12
Total Offering Amounts:						$ 55,200,000.00		$ 7,623.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,623.12
Offering Note
[1]	(1) The number of shares of common stock, par value $.001 per share ("Common Stock"), of Medical Properties Trust, Inc. (the "Registrant") stated above consists of additional shares of Common Stock available for issuance under the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan (the "Second A&R 2019 Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares of Common Stock that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The Second A&R 2019 Plan was approved by the stockholders of the Registrant on May 28, 2026. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act on the basis of $4.60 per share, the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on August 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources